As filed with the Securities and Exchange Commission on April 26, 1996

                                                      Registration No. 33-_____
                             FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    WAUSAU PAPER MILLS COMPANY
      (Exact name of registrant as specified in its charter)

          WISCONSIN                                39-0690900
 (State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                Identification No.)
                        ONE CLARK'S ISLAND
                          P.O. BOX 1408
                   WAUSAU, WISCONSIN  54402-1408
             (Address of principal executive offices)  (Zip Code)

                    WAUSAU PAPER MILLS COMPANY
               SALARIED SAVINGS AND INVESTMENT PLAN
                     (Full title of the plan)

                         STEVEN A. SCHMIDT
          VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                   WAUSAU PAPER MILLS COMPANY
                           P.O. BOX 1408
                      WAUSAU, WI  54402-1408
                          (715) 845-5266

                            Copies to:
                       ARNOLD J. KIBURZ III
                    RUDER, WARE & MICHLER, S.C.
                           P.O. BOX 8050
                      WAUSAU, WI  54402-8050
                          (715) 845-4336
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed                Proposed maximum
 Title of securities    Amount to be            Maximum offering         aggregate offering      Amount of
 to be registered(1)    registered              price per unit                  price         registration fee
 Common stock,          75,000(2)                 $     (2)                 $     (2)            $588.20(3)
 no par value           shares

    (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
    (2) Maximum number of shares which are estimated will be acquired by Plan during the twelve-month period ending April 25, 1997.
    (3) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(h); calculated pursuant to Rule 457(c) as of April 22, 1996.

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents filed by Wausau Paper Mills Company ("Registrant") or the Wausau Paper Mills Company Salaried Savings and Investment Plan (the "Plan") are incorporated by reference in and made a part of this Registration Statement by this reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or by information contained in any other subsequently filed document incorporated herein by reference:

     (1) Registrant's annual report on Form 10-K for the year ended August 31, 1995;

     (2) Registrant's quarterly report on Form 10-Q for the period ended February 29, 1996;

     (3)  Descriptions of Registrant's common stock in:

          (a)  Item 14, Form 10, December, 1973;

          (b)  Item 4, caption "Amendment of Restated Articles of
               Incorporation", quarterly report on Form 10-Q for the period ended February 29, 1992;

          (c) Description of common stock set forth in Exhibit (99)(a) to Registrant's Form S-8, registration number 33-44922, as filed on August 25, 1995;

          (d) Item 5, caption "Common Stock Increase", quarterly report on Form 10-Q for the period ended November 30, 1995; and

          (e) Any amendment or report, including a report on Form 10-K, Form 8-K or 10-Q, filed by the Registrant for the purpose of updating the descriptions contained in the documents described in (a), (b), (c) and (d).

     (4) The Plan's annual report on Form 11-K for the year ended December 31, 1995.

     (5)  From the date of filing of such documents described in (1), (2),
          (3) and (4), above, all documents filed by Registrant or the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant is incorporated under the Wisconsin Business Corporation Law pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes and, subject to the limitations stated therein, is required to indemnify any director or officer against liability and reasonable expenses (including attorneys' fees) incurred by such person in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or (iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

     Article III, Section 14, of the Registrant's bylaws essentially parallels the provisions of sections 180.0850 to 180.0859 of the Wisconsin statutes. The bylaws extend coverage to directors or officers serving in a fiduciary or administrative capacity with respect to a Registrant-sponsored employee benefit plan and also set forth procedures to be followed in obtaining indemnification. Officers and directors of Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.

     The trust agreement of the Plan provides that individual trustees, members of the committee which acts as the Plan administrator and the directors, officers and employees of the Company and the Plan sponsor are not personally liable for acts done or omitted to be done unless it is judicially determined that such acts or omissions are attributable to the gross negligence or willful misconduct of such person. To the extent permitted by law, and to the extent not otherwise indemnified, such persons shall be indemnified by the Company or the Plan sponsor against liabilities, including all expenses reasonably incurred in their defense.

     The Registrant has in effect insurance polices with total coverage of $15,000,000 (subject to a deductible) which among other things insure directors and officers of the Registrant against certain claims which are not indemnified by the Registrant or the Plan.

     The Registrant also has in effect insurance policies with total coverage of $15,000,000 (subject to a deductible) which among other things provide for the payment by the insurer of amounts, excluding certain fines and penalties which are legally uninsurable and certain other matters, which the Registrant, certain other entities, or its officers, directors or employees become obligated to pay by reason of any claim based upon an act or omission in the management or administration of certain employee benefit plans (including the Plan) sponsored by the Registrant and certain subsidiaries of the Registrant.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

 ITEM 8.  EXHIBITS.


     (4) Instruments defining the rights of security holders, including debentures

          (a) Restated articles of incorporation, as last amended effective as of December 21, 1995<dagger>

          (b)  Restated bylaws, as last amended and restated
               July 17, 1992*

          (c) Wausau Paper Mills Company Salaried Savings and Investment Plan

     (23) Consents of experts.

          Consent of Wipfli Ullrich Bertelson


     (24)  Power of Attorney

          Powers of attorney are set forth under "Signatures", page 9 of this Form S-8.
          <dagger>Incorporated by reference to Exhibit (3) to Registrant's quarterly report on Form 10-Q for the period ended February 29, 1996.

            *Incorporated by reference to Exhibit 3(b) to Registrant's annual report on Form 10-K for the year ended August 31, 1992.

     Registrant undertakes to cause the Plan set forth as Exhibit (4)(c) to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.


 ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                (i) To include any prospectus required by Section 10(a)(3)
                    of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
 Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on April 17, 1996.

                                    WAUSAU PAPER MILLS COMPANY



                                    By: STEVEN A. SCHMIDT
                                        Steven A. Schmidt
                                        Vice President, Finance,
                                        Secretary and Treasurer
                                        (On behalf of Registrant and
                                        as Principal Financial Officer)

                            SIGNATURES


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel D. King and Steven A. Schmidt and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on April 17, 1996 by the following persons in the capacities indicated.



 SAN W. ORR, JR.                   DANIEL D. KING
 San W. Orr, Jr.                   Daniel D. King
 Chairman of the Board             President and Chief Executive
                                   Officer and a Director
                                   (Principal Executive Officer)



 DAVID B. SMITH, JR.               STANLEY F. STAPLES, JR.
 David B. Smith, Jr.               Stanley F. Staples, Jr.
 Director                          Director



 HARRY R. BAKER                    STEVEN A. SCHMIDT
 Harry R. Baker                    Steven A. Schmidt
 Director                          Vice President-Finance,
                                   Secretary and Treasurer
                                   (Principal Accounting Officer)

                           EXHIBIT INDEX
              PURSUANT TO <section>232.102(D), REGULATION S-T


 1.  EXHIBIT (4)(C) Wausau Paper Mills Company
                    Salaried Savings and Investment Plan

 2.  EXHIBIT (23)   Consent of Wipfli Ullrich Bertelson